The Prudential Investment Portfolios, Inc.
JennisonDryden Asset Allocation Funds
JennisonDryden Conservative Allocation Fund
    JennisonDryden Moderate Allocation Fund
               JennisonDryden Growth Allocation Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

								November 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


Re: The Prudential Investment Portfolios, Inc.
File No. 811-7343


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for JennisonDryden Conservative Allocation Fund, JennisonDryden Moderate Allocation Fund and JennisonDryden Growth Allocation Fund, new series of The Prudential Investment Portfolios, Inc. for the fiscal period ended September 30, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November, 2005.







The Prudential Investment Portfolios, Inc.





Witness: /s/ Paul R. Hymas		By:/s/ Jonathan D. Shain
   Paul R. Hymas	 	     Jonathan D. Shain
   			     	     Assistant Secretary